Exhibit 23.4

Consent of Independent Auditor

We consent to the use in this Amendment No. 4 to the Registration Statement (No. 333-261880) on Form S-4 of Adit EdTech Acquisition Corp. of our report dated March 21, 2022, except for the restatement described in Note 2, as to which the date is February 9, 2023, relating to the consolidated financial statements of GRIID Infrastructure, LLC and Subsidiaries, appearing in the proxy statement/prospectus, which is part of this Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such proxy statement/prospectus.

/s/ RSM US LLP

Austin, Texas

February 9, 2023

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